RISK FACTORS

An investment in MonsterDaata.com involves a high degree of risk. The achievement of our business objectives is subject to a number of market and other factors beyond our control, and our future prospects are speculative.

If we make any forward-looking statements or assumptions concerning our future business activities, revenues, profits or financial condition, or if we make any forward-looking statements concerning our industry, the economy, technological changes or our competitors, you should recognize that our predictions and assumptions are subject to a great deal of uncertainty. Actual results could differ materially from our predictions and assumptions, particularly given the highly speculative nature of our business and that of other Internet-related businesses in our industry. If our predictions prove to be too optimistic, the value of our business could be adversely impacted and our shareholders will probably lose money.

Our shareholders could find that there is nobody willing to purchase their shares when they want to sell, and it is possible that our shareholders could lose their entire investment in our stock.

Our stock should only be purchased by speculators who understand the high level of risk that a purchase of our stock entails and who are willing and able if necessary to hold our stock for an extended period of time, or indefinitely, and to risk the loss of their entire investment in our stock. If you are a suitable investor for MonsterDaata.com, you should fully understand the following material risk factors:

Developing Internet Market

We expect a substantial portion of our revenue to come from the continued development of products and services to be distributed over Internet. Our revenue models are based primarily on:

            o fees paid for the item-by-item use of our information products database by consumers and businesses over the Internet;

            o bulk licensing fees for the use of our information products database by Internet portals, such as Realtor.com, or industry trade groups and member organizations, such as regional real estate multiple listing services, for redistribution to consumers and businesses; and

            o revenues from advertisers and other third parties that are generated from the number and type of visitors we attract to our Web site.

The business use of the Internet is still in its infancy, and it is possible that the Internet may not prove to be a viable commercial marketplace. Known issues in this regard include inadequate development of Internet infrastructure to date, competing technology, delays in the development
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of new standards and protocols required to handle increased Internet activity, and the possibility of significant government regulation (locally, nationally and internationally). Moreover, concerns over the security of Internet transactions and the privacy of users may inhibit the growth of the Internet, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could expose us to a risk of loss or litigation and possible liability. We cannot assure you that contractual provisions attempting to limit our liability in such areas will be adequately implemented or enforceable, or that other parties will accept such contractual provisions as part of our agreements.

We have not fully resolved some other critical issues concerning our use of the Internet, including reliability, cost, ease of deployment, administration and quality of service. This may affect our ability to maintain our business, expand product marketing, improve communications and increase business efficiencies.

Rapid Technological Change

Business on the Internet is characterized by:

            o     rapid technological change;

            o     frequent changes in user requirements and preferences;

            o frequent new product and service introductions embodying new processes and technologies; and

            o evolving industry standards and practices that could render our information delivery practices obsolete.

Our success will depend partly on our ability to improve our existing services, develop new product offerings and respond to technological advances, emerging industry standards and competitive offerings. We cannot assure you that we will be successful in these endeavors.

Evolving Internet technology and standards increase the risk that system interruptions will occur. Our Internet operations are also vulnerable to interruption by fire, power loss, telecommunications failure and other events beyond our control. System interruptions that result in the unavailability of our Web site, or slower response times for users, could reduce the number of advertisements delivered, and our revenues earned from advertisers, as well as the fees we collect from consumers and businesses using our database information products over the Internet. We have experienced periodic system interruptions in the past and expect that such interruptions could continue to occur from time to time in the future.

Additionally, any substantial increase in traffic on our Web site could require us to expand and adapt our network infrastructure. We cannot assure you that we will be able to expand our network infrastructure on a timely basis to meet increased demand.
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Competition

The market for Internet data services is relatively new, intensely competitive and rapidly evolving. Our Internet operations compete against a variety of firms that provide information products through one or more media, including print, broadcast, television and the Internet. Within our targeted niche of information products and the Internet, we compete with Experian Corporation, Public Priority Systems, Inc. (School Match) and Online Data Services (CrimeCheck). Each of these competitors offers one or more Internet sites with information products similar to individual items we provide over the Internet; and each of these competitors, in particular Experian, may have greater financial resources than we do. These financial resources could be deployed to more aggressively compete on the Internet or through more traditional media, to our disadvantage, at any time.

We expect competition to persist and intensify. There are relatively low barriers to entry into our business, and competitors using other media to deliver information products could adapt their businesses to include the Internet as a medium for delivering their products. Competitors could develop or offer services that provide significant performance, price, creative or other advantages over those offered by us, and any competitor or group of competitors could have a material adverse effect on our business, financial condition, results of operations and prospects.

Government Regulation

Due to the increasing popularity of the Internet, it is likely that a number of laws and regulations related to the Internet will be adopted at the local, state, national and international levels. These laws would cover issues such as user privacy, freedom of expression, pricing of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional communication services with Internet communications.

Because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market. These laws could have an adverse impact on client demand and decrease growth of the Internet, which could in turn decrease the demand for our services or increase our cost of doing business over the Internet.

Acquisitions

We intend to acquire businesses complementary to ours in order to expand our services, diversify our business and lead the consolidation trend among Internet information products providers. We cannot assure you that we will be able to make any acquisitions in the future on favorable terms or that such acquisitions will ultimately prove advantageous to us. We may encounter substantial costs, delays or other problems as we integrate our acquisitions. Such costs could include severance payments to employees of acquired companies, systems integration costs, restructuring charges and other expenses associated with a change of control, as well as non-recurring acquisition costs including accounting, legal and investment banking fees and transaction-related obligations.

Increased competition for acquisition candidates may develop in our targeted industries, in which case there may be fewer acquisition opportunities available to us and higher acquisition costs for

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the opportunities that are available. Moreover, it is possible that neither our management nor management of any of the acquired companies will have the necessary skills to manage a company with substantial internal growth opportunities and plans for further growth through acquisitions or strategic alliances. We may seek to recruit additional managers to supplement the management of the acquired companies, but we may not have the ability to recruit additional managers with the skills necessary to enhance the management of the acquired companies.

Dependence On Key Managers, Employees and Outsource Vendors

Our success depends heavily on the continued service of our executive officers and our managers. Should one or more of these individuals leave before acceptable replacements are found, there could be a material adverse effect on our business and prospects. We do not presently maintain key-man life insurance on any of our executives or employees.

Competition for employee candidates with the technical skills we require is intense. We have not experienced any significant difficulties in attracting and retaining qualified personnel to date, although there can be no assurance that we will not encounter such problems in the future.

We also use the services of a data entry and data conversion facility in the Philippines, a CD-ROM software company, and Internet site development and hosting companies. Should the service of those facilities become unavailable or unreasonably priced, we may experience an interruption in our business activities until we identify other suitable outsource vendors.

Dependence on Availability of Information

Our collection of data from primary sources is subject to Federal Freedom of Information Act laws and regulations and local, county and state interpretations of that Act. A change in these laws and regulations, or additional such laws and regulations, could have an adverse effect on our business by limiting our ability to collect data.

We also collect data from external providers, but we cannot assure you that our license agreements will continue to allow us to do so, nor can we assure you that, in cases where providers can no longer serve us, alternative sources of data will be available.

Concentration of Customers

Although we have relatively diversified customer base, our business could be materially and adversely affected by the loss of any one or more large multiple listing service customers. On a pro forma basis, our top ten multiple listing service customers accounted for approximately 80% of our total sales and the single largest customer accounted for 10% of our total sales in 1998. The loss or insolvency of one or more major customers, or a material reduction in the sales to such customers, would have a material adverse effect on our results of operations.

Intellectual Property Rights

It is uncertain how intellectual property laws will apply to the Internet, and we cannot assure you that existing laws will provide adequate protection for our proprietary database offerings or our Internet domain names. Our success and ability to compete partly depends on the protection of
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our proprietary database offerings on the Internet and on the goodwill associated with our trademarks, trade names, and Internet domain names.

We rely on copyright laws to protect the original content that we develop for the Internet. We rely on trade secret and copyright laws to protect the proprietary technologies that we have developed to manage and improve our Web site, but we cannot assure you that these laws will sufficiently protect us, that others will not develop technologies similar or superior ours, or that others will not obtain or use our technologies without our authorization.

In addition, we rely on certain technology licensed from others, and we may be required to license additional technology, for use in managing our Web site and providing related services to users and advertising customers. Our ability to generate revenues from Internet commerce may also depend on data encryption and authentication technologies that we may be required to license from others. We cannot assure you that these third party technology licenses will be available to us on acceptable commercial terms, or at all. The inability to enter into and maintain any of these technology licenses could have a material adverse effect on our business, prospects, financial condition and operating results.

We also cannot assure you that others will not bring claims of copyright or trademark infringement against us or claim that our use of certain technologies violates the intellectual property rights of others. Any claims of infringement could be time consuming to defend, result in costly litigation, divert management attention, require us to enter into costly royalty or licensing arrangements and prevent us from using important technologies. Any of these could have a material adverse effect on our business, prospects, financial condition and operating results.

Potential Adverse Effect of Shares Eligible for Future Sale

As of April 5, 1999, 7,024,688 shares of our common stock were issued and outstanding. Of these shares we believe that 6,000,000 are "restricted securities" which under certain circumstances may be sold in compliance with Rule 144 or other exemptions under the Securities Act. Assuming that Rule 144 is available, we believe that, subject to certain volume limitations and "manner of sale" requirements, these "restricted securities" would be eligible for resale in April 2000; however, if we were to file a registration statement with the SEC covering some or all of these shares, they could become eligible for resale even sooner. In addition, we have issued warrants for the purchase of an aggregate of 560,000 shares of our common stock for $3.00 per share. These warrants are not exercisable until March 31, 2000, and will expire on March 31, 2004 if not exercised after March 31, 2000. The shares that would be issued if the warrants were exercised would be "restricted securities," as described above.

No prediction can be made regarding the effect that the availability of these "restricted securities" will have on the market prices of our shares from time to time. The possibility that substantial amounts of our shares may be sold in the public market may adversely effect the prevailing market prices for shares and could impair our ability to raise capital in the future by selling new shares.
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No "Established Trading Market"; No Dividends

Although our shares are eligible for the OTC Bulletin Board of the NASD, there is currently no "established trading market" for our shares, and we cannot assure you that any such market will ever develop or be maintained. The absence of an active trading market would reduce or eliminate the liquidity of an investment in our shares.

If and to the extent that brokerage firms act as market makers for our shares on the OTC Bulletin Board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares may be offered in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.

Any market price for our shares is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect on prices.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends for the foreseeable future.

Possible Effect of "Penny Stock" Rules On Liquidity

The Exchange Act requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

            o net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

            o net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

            o average annual revenue of at least $6 million for each of the last three years.

We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if our market price falls below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

            o deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer
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                  that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

            o provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

            o send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

Our shares also could also be subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to prohibit any person that engages in unlawful conduct while participating in a distribution of penny stock from associating with a broker or dealer, or participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest. Such a restriction, if any were imposed, could materially and adversely affect the market liquidity for our shares.

The SEC from time to time proposes even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. For example, changes are currently proposed to Rule 15c2-11 of the Exchange Act. The adoption of the proposed changes to Rule 15c2-11, or any other regulatory changes that may be made in the future, could have an adverse effect on the trading market for our shares.

Control by Principal Stockholders; Other Antitakeover Provisions

As of April 5, 1999, Mitchell Deutsch, together with his children, owned about 45% of our outstanding common stock, and James Garfinkel, together with his children, owned about 28% of our outstanding common stock. As a result, Mitchell Deutsch, James Garfinkel and their families together are able to elect a majority of the Board of Directors and otherwise continue to
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influence our policies and any other matter requiring shareholder approval
(including mergers, consolidations and the sale of all or substantially all of our assets). They can also, together with others, prevent or cause a change in control in our company.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of "blank check" preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue a new series of preferred stock with dividend, liquidation, conversion, voting or other rights which could hamper the voting power or other rights of our common stockholders. The issuance of a new series of preferred stock could be used in certain circumstances as a method of discouraging, delaying or preventing a change in control in our company. Although we do not presently intend to issue any additional shares of preferred stock, we cannot assure you that we will not do so in the future.

We are subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless the proposed business combination was approved by the Board of Directors before the stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any shareholder directly or indirectly owning 15% or more of the outstanding voting stock of a Delaware corporation. Section 203 could have the effect of discouraging others from making tender offers for our shares, and also may have the effect of preventing changes in our management.

Litigation

We may potentially be liable in the course of our business for defamation, negligence, copyright, patent or trademark infringement and other claims based on the materials that we publish or distribute over the Internet. In addition, we could be exposed to liability with respect to material that is indexed or offered on our sites. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all possible liability.

The successful assertion of one or more large claims against us that exceeds available insurance coverage, if any, or results in changes to any insurance policies we may obtain (including premium increases or the imposition of a large deductible or co-insurance requirements) could adversely affect our business, results of operations and financial condition.

Future Capital Needs; Uncertainty of Additional Financing

We anticipate a need to raise additional funds in order to conduct our operations and take advantage of acquisition and expansion opportunities. Our liquidity and capital requirements will depend on numerous factors, including the success of our new product offerings, the growth of our Internet-related revenues, and competing technological and market developments. We will be required to raise additional funds through public or private financing, strategic relationships or other arrangements, particularly as our acquisition strategy matures. We cannot
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assure you that such additional funding, if needed, will be available on terms acceptable to us, or at all.

Furthermore, any additional equity financing may dilute existing shareholders. In addition, any new shares issued may have rights, preferences or privileges senior to those of the existing shareholders. Debt financing, if available, may involve restrictive covenants which may limit our operating flexibility. Strategic arrangements, if necessary, may require us to relinquish our rights to some of our intellectual property or some business opportunities. Any of these occurrences could have a material adverse effect on our business, financial condition, results of operations and prospects.

Effect of the Year 2000

Many computer chips and computer software programs use two digits rather than four to define the applicable year and, as a result, are incapable of properly recognizing or processing information with dates beyond December 31, 1999. Upon arrival of the year 2000, any computer programs that have date sensitive software may:

            o interpret the year as "00" and refuse to accept any date entry for years past 1999;

            o     interpret "00" as connoting the year 1900; and/or

            o     erroneously assume that the year 2000 is not a leap year.

We are checking all of our internal systems to ensure they are year 2000 compliant. We cannot assure you, however, that the year 2000 problem will not affect us or any entities with whom we conduct business.